UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 10, 2016

Date of Report

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27239	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 N. Laura Street, Suite 2500 Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 516-5436

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement Transaction

On August 10, 2016, TapImmune Inc. (the “Company”) completed a private placement of units with certain accredited investors under Rule 506 of Regulation D (the “Offering”). The units (“Units”) consisted of (i) one share of the Company’s common stock, par value $0.001 per share and (ii) one five-year warrant to purchase one share of Company common stock for $0.50 (the “PIPE Warrants”). The Company issued and sold an aggregate of 6.25 million Units at a purchase price per Unit of $0.40 for an aggregate of $2.5 million, pursuant to Subscription Agreements, in which the Company and investors made customary representations to each other.

Pursuant to a Registration Rights Agreement entered into in connection with the Offering, promptly, but no later than 120 calendar days after the closing of the Offering, the Company is required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering for resale (a) the common stock issued in the Offering; (b) the shares of common stock issuable upon the exercise of the PIPE Warrants; and (c) the shares of common stock issuable upon the exercise of the warrants issued to Katalyst Securities LLC, which acted as placement agent in the Offering (as described below). The Company is required to use its commercially reasonable efforts to ensure that the Registration Statement is declared effective within 90 calendar days after filing with the SEC.

The foregoing is a summary of the terms of the PIPE Warrant, Subscription Agreement and the Registration Rights Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the full text of the PIPE Warrant, Subscription Agreement and the Registration Rights Agreement, copies of which are filed herewith as Exhibits 4.1, 10.1 and 10.2 and incorporated herein by reference.

Warrant Exercises

Simultaneously with the closing of the Offering, holders of an aggregate of 7 million outstanding Series C Warrants and 5 million Series C-1 Warrants, each providing for the purchase of one share of Company common stock for $0.50 per share, entered into binding commitments to exercise their warrants for an aggregate exercise price of $6,000,000. Closing of the exercise of the warrants is conditioned on the closing of the Warrant Restructuring transaction described below.

Warrant Restructuring

Simultaneous with the closing of the Offering, the Company and holders of an aggregate of 37,159,975 outstanding Series A Warrants, Series A-1 Warrants, Series C Warrants, Series C-1 Warrants, Series D Warrants, Series D-1 Warrants, Series E Warrants and Series E-1 Warrants (the “Outstanding Series Warrants”) entered into Warrant Amendment Agreements, dated August 10, 2016 (the “Amendment Agreement”), in which they agreed to amend the terms of the Outstanding Series Warrants to remove provisions from the Outstanding Series Warrants that had previously caused them to be classified as a derivative liability as opposed to equity on the

Company’s balance sheets. In consideration for such amendment and the exercise of the Series C Warrants and Series C-1 Warrants, the Company issued an aggregate of 9 million additional shares of common stock to such warrant holders and new five-year warrants to purchase 12 million shares of Company common stock at an exercise price of $0.60 per share (the “Series F Warrants”).

The Company incurred approximately $925,000 in expenses relating to the Offering, the exercise of the outstanding Series C Warrant and Series C-1 Warrants and the amendment of the Outstanding Series Warrants, including agency fees described below, resulting in net proceeds to the Company of approximately $7.6 million. The Company intends to use the net proceeds for general corporate purposes, including clinical trial expenses and research and development expenses.

The foregoing is a summary of the terms of the amended Outstanding Series Warrants, the Series F Warrant and the Amendment Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the full text of the forms of the Outstanding Series Warrants, the Series F Warrant and the Amendment Agreement, copies of which are filed herewith as Exhibits 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 10.3, respectively, and incorporated herein by reference.

Agency Agreement; Agent Warrants

Pursuant to an Agency Agreement, dated July 21, 2016, as amended by the First Amendment, dated July 29, 2016, by and between the Company and Katalyst Securities LLC (“Katalyst”) and GP Nurmenkari Inc. (“GPN”) (the “Agency Agreement”), Katalyst and GPN agreed to act as the Company’s agents in connection with the Offering and GPN agreed to act as the Company’s agent in connection with the solicitation of the amendment of the Outstanding Series Warrants and the exercise of the outstanding Series C Warrants.

Pursuant to the Agency Agreement, the Company agreed to pay to Katalyst: (i) an aggregate cash fee for placement agent and financial advisory services equal to 10% of the gross proceeds of the Offering from investors first contacted by Katalyst in connection with the Offering; (ii) warrants to purchase a number of shares of common stock of the Company equal to 10% of the number of shares sold in the Offering to investors first contacted by Katalyst in connection with the Offering (the “Katalyst Warrants”); (iii) legal fees and expenses in the aggregate amount of $50,000 plus (iv) its reasonable out-of-pocket expenses up to an aggregate of $10,000 in expenses. The Katalyst Warrants have the same terms as the PIPE Warrants issued in the Offering, except that the exercise price of the Katalyst Warrants is $0.40.

Pursuant to the Agency Agreement, the Company will pay a cash fee to GPN equal to 7% of (i) the gross proceeds of the Offering from investors first contacted by GPN in connection with the Offering and (ii) the proceeds from the exercise of the Series C Warrants. GPN will not receive any warrants or be paid any fee in connection with the exercise of the Series C-1 Warrants. The Company will also reimburse GPN for its legal fees and expenses up to an aggregate amount of $10,000, plus its reasonable out-of-pocket expenses up to an aggregate of $500 in expenses.

The foregoing descriptions of the Agency Agreement and the Katalyst Warrant are only summaries of their material terms and do not purport to be complete. A copy of the Agency Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02. The securities were sold in reliance upon exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 promulgated thereunder. In determining that the issuance of the securities qualified for an exemption under Section 4(a)(2) and Rule 506, the Company relied on the following facts: (i) all of the purchasers in the Offering were accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) the Company did not use any form of general solicitation or advertising to offer the Units; and (iii) the investment intent of the purchaser.

Item 8.01. Other Events.

Expansion of the Board of Directors

In the Warrant Amendment Agreement, the Company has also agreed that, as promptly as practicable, the Board of Directors of the Company shall take all necessary actions to appoint Mr. Joshua Silverman as a member of the Board of Directors, provided that pursuant to the Company’s background check, none of the events enumerated in Item 401(f) of Regulation S-K of the Securities Act of 1933, as amended, are applicable to Mr. Silverman. Mr. Silverman is the Co-founder of Iroquois Capital Management, LLC.

Application for Nasdaq Listing

The Company has submitted an application with the Nasdaq Stock Market to obtain a listing of its common stock on the Nasdaq Capital Market. In connection with the Warrant Restructuring, the Company agreed in the Amendment Agreement that no later than the sixth trading day following the date of the Amendment Agreement, the Company (A) will have its Board of Directors adopt the appropriate resolutions to effect a reverse stock split of the shares of common stock of the Company, in such ratio as shall be determined by the Board of Directors of the Company (the “Reverse Stock Split”), so that the bid price of the common stock of the Company will comply with the Nasdaq Capital Market’s minimum bid price requirement for initial listing at the effective time of the Reverse Stock Split, and (B) will submit to the Financial Industry Regulatory Authority, Inc. an application to effect the Reverse Stock Split no later than 40 days following the date of the Amendment Agreement. There can be no assurance that the Company’s application for listing will be approved.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

4.1	Form of PIPE Warrant

4.2	Form of Amended Series A Warrant

4.3	Form of Amended Series C Warrant

4.4	Form of Amended Series D Warrant

4.5	Form of Amended Series E Warrant

4.6	Form of Amended Series A-1 Warrant

4.7	Form of Amended Series D-1 Warrant

4.8	Form of Amended Series E-1 Warrant

4.9	Form of Series F Warrant

4.10	Form of Series F-1 Warrant

4.11	Form of Katalyst Warrant

10.1	Form of Subscription Agreement

10.2	Registration Rights Agreement

10.3	Form of Warrant Amendment Agreement

10.4	Agency Agreement

99.1	Press Release dated August 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.

Date: August 11, 2016	By:	/s/ Glynn Wilson
	Name:	Glynn Wilson
	Title:	Chairman and CEO